UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the filing of its restated financial statements for the periods from January 1, 2000 to December 31, 2004, on February 27, 2006, Doral Financial Corporation (the “Company”) notified The New York Stock Exchange, Inc. (“NYSE”) that the Company would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) on a timely manner. As a result, the Company is subject to the procedures specified in Rule 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Rule 802.01E provides, among other things, that the NYSE will monitor the Company and the filing status of the 2005 Form 10-K. If the Company has not filed the 2005 Form 10-K within six months of the filing due date, the NYSE, in its sole discretion, may grant the Company up to an additional six-month trading period to file the 2005 Form 10-K or commence suspension and delisting procedures against the Company.
     The Company is working diligently to complete the preparation of its quarterly unaudited selected financial information for each of the three quarters of 2005 and its annual audited consolidated financial statements for the year ended December 31, 2005 and expects to file its 2005 Form 10-K before the initial six-month period provided by Rule 802.01E.
     The Company has also announced that it does not expect to distribute its annual report to shareholders for the year ended December 31, 2005 in time for the regular date of the annual meeting, which is generally held during the third week of April. As a result, the Company will not be able to comply with Rule 203.01 of the NYSE’s Listed Company Manual, which requires that a listed company deliver an annual report to shareholders within 120 days after the close of each fiscal year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: April 4, 2006	By:	/s/ Lidio Soriano
		Name:	Lidio Soriano
		Title:	Chief Financial Officer

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